Dover Corporation Second Quarter 2009 Conference Call
Forward Looking Statements
Dover's Q2 2009 Performance
Revenue
PERFORMANCECOUNTS
Sequential Results - Q2
Industrial Products
Engineered Systems
Fluid Management
Electronic Technologies
Geographic Revenue Mix
Q2 2009 Overview
Restructuring Update - Q2
Revised 2009 Guidance

Exhibit 99.3

Dover Corporation Second Quarter 2009 Conference Call July 24, 2009 9:00 am

Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

Dover's Q2 2009 Performance Continuing Earnings Per Share 2006 2007 2008 $2.90 $3.30 $3.67 Revenue $ 1.4B -31% EPS (continuing) $0.54 -45% Segment Margins 11.3% -450 bps Organic Revenue - 29% Net Acquisition Growth 1% Free Cash Flow $165M -13% Quarterly revenue decline reflected weakness in virtually all end-markets, and in all geographies Segment margins improved sequentially to above 11%, driven by restructuring efforts and revenue mix Free cash flow generation of $165 million was strong at 164% of net earnings from continuing operations, and 12% of revenue Quarterly bookings improved sequentially at all segments and platforms except Energy Low tax rate driven by benefits recognized for tax positions effectively settled during the quarter Q2 Q2/Q2 2009 $0.87

Revenue Q2 2009 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic -39% -14% -31% -29% -29% Net Acquisitions (A) 0% 6% 0% -2%(B) 1% Currency -2% -5% -3% -4% -3% Total -41% -13% -34% -35% -31% (A) Acquisition growth was 1.6% for Q2 before dispositions (B) Reflects the disposition of an Everett Charles company in Q4 2008

PERFORMANCECOUNTS Target Q2 2009 Inventory Turns 8.0 6.4 Earnings Growth 10% -46% Segment Operating Margins 15% 11.3% WC as a % of Revenue <20% 19.9% ROI (Operating) 25% 21.7% Dover met 1 out of 5 metrics for Q2 2009

6 Sequential Results - Q2 Material Handling Fluid Solutions Mobile Equipment Energy Product Identification Engineered Products ^ 12% ^ 17% ^ 13% Electronic Technologies

Industrial Products Revenue ($ in millions) Operating Earnings ($ in millions) ^ 35% ^ 41% ^ 64% ^ 71% Lower revenue primarily driven by continued weakness in infrastructure and energy end- markets Restructuring actions ongoing, helped dampen effects of low volume Quarterly bookings improved sequentially at both platforms, suggesting some stability in end- markets Heil Environmental, driven by municipal and independent orders, and Sargent, driven by strong military business were the relative outperformers

Engineered Systems Revenue ($ in millions) Operating Earnings ($ in millions) ^ 16% ^ 13% Revenue gains from Tyler acquisition ($33M) were offset by weakness in most other end- markets; Refrigeration cases and systems remained solid •Earnings impacted by lower volume, partially offset by restructuring efforts •Bookings improved 13% sequentially, yielding a book-to- bill of 1.00 Product ID business trends improved sequentially through the quarter indicating modest recovery in the distributor channel ^ 30% ^ 28%

Fluid Management Revenue ($ in millions) Operating Earnings ($ in millions) ^ 26% ^ 34% ^ 28% ^ 43% Revenue decrease driven by substantially lower volume, particularly in oil and gas drilling and production Earnings decrease driven by volume decline, offset by internal initiatives and restructuring; margins remain strong Bookings sequentially improved in Fluid Solutions, while the pace of bookings decline significantly moderated in the Energy Stable NA rig count and commodity prices indicate the bottom of the cycle may be near

Electronic Technologies Revenue ($ in millions) Operating Earnings ($ in millions) ^ 37% ^ 35% ^ 93% ^ 65% Revenue decline driven by significantly weaker volume in electronic assembly markets, partially offset by growth at Knowles Earnings decline primarily driven by volume; substantial sequential earnings improvement the result of restructuring efforts, modest electronic assembly pick-up and solid Knowles performance Strong quarterly bookings improvement in electronic assembly companies MEMS, hearing aid, military/space and China telecom to remain solid

11 Geographic Revenue Mix (6 months ended June 30, 2009) Dover Growth Rate: -29% YTD 2009 Growth Rate -31.0% -33.5% -34.6% -24.7%

Q2 2009 Overview Q2 2009 YTD 2009 Free Cash Flow $165.5 million, 12% of revenue, and 164% of net earnings $248.9 million, 9% of revenue, and 154% of net earnings Net Interest Expense $24.8 million, down $2.5 million from lower CP outstanding at lower rates $47.2 million, down $3.6 million YTD Net Debt to Capital 22.6%, down 230 basis points, reflecting lower debt levels Effective Tax Rate (ETR) 1.1%, reflecting the benefit recognized for tax positions effectively settled in the quarter 17.4%, reflecting the benefits of the second quarter settlement Corporate Expense $29.6 million, up $4.6 million, driven by accelerated global procurement initiative investment $54.3 million, $1 million lower YTD 12

Restructuring Update - Q2 13 Highlights Electronic Technologies continued to right-size operations and completed restructuring efforts Industrial Products continues to respond to markets weaker than anticipated Engineered Systems takes cost out of Product Identification platform FY Savings Savings from 2009 programs still on track for $125M Incremental savings from 2008 programs is $50M $19M $10M $9M

Revised 2009 Guidance Revenue: Core revenue: ^ (21% - 23%) Impact of FX: ^ ( 3%) Total revenue: ^ (24% - 26%) Capital expenditures: $100 - $120 million Interest expense: $92 - $97 million Full-year tax rate: 25% - 26% Free cash flow for full year: > 10% of revenue Corporate expenses: $110 - $115 million Full year EPS: $1.75 - $2.00